News Release

ASCENA RETAIL GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2017 RESULTS AND PROVIDES GUIDANCE FOR FIRST QUARTER OF FISCAL 2018;

FOURTH QUARTER GAAP EPS LOSS OF $0.08; NON-GAAP ADUSTED EPS OF $0.05;
COMPARABLE SALES DOWN 4%

MAHWAH, NJ - (BUSINESS WIRE) - September 25, 2017 - ascena retail group, inc. (NASDAQ - ASNA) (“ascena” or the “Company”) today reported financial results for its fiscal fourth quarter and full year ended July 29, 2017. For the fourth quarter of Fiscal 2017, the Company reported a GAAP loss of $0.08 per diluted share compared to GAAP earnings of $0.07 per diluted share in the year-ago period. The decrease was primarily driven by the comparable sales decline of 4%, costs associated with the Company's Change for Growth transformation program, and the 53rd week in the year-ago period related to our reporting calendar. For the fourth quarter of Fiscal 2017, the Company reported non-GAAP adjusted earnings of $0.05 per diluted share compared to non-GAAP adjusted earnings of $0.08 per diluted share in the year-ago period.

For full year Fiscal 2017, the Company reported a GAAP loss of $5.48 per diluted share which included a non-cash pre-tax impairment charge of $1.324 billion (after tax impact of $5.22 per diluted share) recorded in the third quarter to write-down a portion of the Company's goodwill and other intangible assets. Also contributing to the loss was a comparable sales decline of 5%, costs associated with the Company's Change for Growth transformation program, and acquisition and integration costs related to the acquisition of ANN INC. The Company reported a GAAP loss of $0.06 per diluted share in the year-ago period. Non-GAAP adjusted earnings for full year Fiscal 2017 were $0.22 per diluted share compared to non-GAAP adjusted earnings of $0.60 per diluted share in the year-ago period.

David Jaffe, Chief Executive Officer of ascena retail group, inc., commented, “Our fourth quarter adjusted earnings per share of five cents came in well above our guidance range, reflecting a modest easing of store traffic headwinds. To be clear, conditions remain challenging - store traffic was down mid-single digits for the quarter, and we are planning for this trend to continue for the foreseeable future. While comp sales performance was several points better than our guide, we were not pleased with the results, and we will not be satisfied until we deliver positive, sustained enterprise-level comp sales.”

Jaffe continued, “Last month, we announced a major change to the structure of our executive leadership team. This is an important part of our efforts to reinvigorate top-line growth, enhance our culture of performance and accountability, drive efficiencies and cost savings, and create sustainable shareholder value. This change has unified the leadership of all brands under Gary Muto, which will allow our customer-facing team to leverage Gary's expertise in fashion execution and customer experience to drive improved performance going forward.”

Jaffe concluded, “I am encouraged by the major, decisive actions our team has taken across all aspects of our business. As part of our transformation efforts, we are investing in leading edge planning and marketing capabilities to support top-line growth and improved margin, and we remain on track to deliver cost savings of $250 to $300 million. Transformation-related expense efficiencies delivered to-date have provided a meaningful offset to the negative top-line environment, and we will continue to look to identify additional sources of cost savings as we aggressively transform ascena into an agile competitor - one that can deliver sustainable growth in an environment that we expect to remain intensely competitive.”

Fiscal Fourth Quarter Results - Consolidated

Overview
The current year period includes Restructuring and other related charges incurred under the Company's Change for Growth transformation program. Current and prior year fourth quarter results include certain acquisition and integration costs, as well as non-cash purchase accounting adjustments associated with the acquisition of ANN INC. ("ANN"), which was completed on August 21, 2015. A summary of year-over-year changes in these items is presented in the notes to the unaudited condensed consolidated financial information, which are included herein.

Net Sales and Comparable Sales
Net sales on a GAAP basis for the fourth quarter of Fiscal 2017 were $1.658 billion compared to $1.812 billion in the year-ago period. The decrease in sales reflected the impact of a 4% comparable sales decline, which was caused primarily by mid-single digit declines in average selling price and store traffic, offset in part by double-digit transaction growth in the direct channel. In addition, the year-ago period included approximately $82 million associated with the 53rd week in our reporting calendar. The Company’s sales and comparable sales data for the fiscal fourth quarter on a brand and segment basis is summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		July 29, 2017	July 30, 2016
Ann Taylor	(2)%	$196.5	$202.9
LOFT	(3)%	402.9	414.2
Total Premium Fashion	(3)%	599.4	617.1

maurices	(8)%	229.6	257.6
dressbarn	(4)%	249.8	282.8
Total Value Fashion	(6)%	479.4	540.4

Lane Bryant	(6)%	276.8	317.9
Catherines	1%	83.5	92.4
Total Plus Fashion	(4)%	360.3	410.3

Justice	(4)%	219.0	244.5
Total Kids Fashion	(4)%	219.0	244.5

Total Company	(4)%	$1,658.1	$1,812.3

Gross margin
Gross margin on a GAAP basis decreased to $951 million, or 57.4% of sales, for the fourth quarter of Fiscal 2017 compared to $1,041 million, or 57.5% of sales in the year-ago period. Gross margin dollars decreased year-on-year primarily as a result of the decline in comparable sales, along with the 53rd week included in the year-ago period, which represented approximately $48 million. Gross margin rate was essentially flat as product cost savings at our Premium Fashion segment, tight inventory management at our Plus Fashion segment, improved economics related to our Value Fashion segment’s new credit card program, and freight-related synergies were offset by lower average selling price at our Value Fashion and Kids Fashion segments.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses on a GAAP basis for the fourth quarter of Fiscal 2017 declined 2% to $320 million, or 19.3% of sales, compared to $328 million, or 18.1% of sales in the year-ago period. The decrease in BD&O expenses was primarily due to lower occupancy expenses resulting from ongoing fleet optimization and the 53rd week included in the year-ago period, which represented approximately $3 million. BD&O expenses as a percentage of net sales increased primarily due to the de-leveraging effect of lower comparable sales.

Selling, general, and administration expenses
Selling, general, and administrative (“SG&A”) expenses on a GAAP basis for the fourth quarter of Fiscal 2017 declined 8% to $500 million, or 30.1% of sales, compared to $540 million, or 29.8% of sales in the year-ago period. The decrease in SG&A expenses was primarily due to lower store expenses associated with ongoing fleet optimization and lower sales volume, lower performance-based compensation, and approximately $40 million in synergies and transformation initiatives, primarily due to the elimination of redundant leadership and non-merchandise procurement savings, along with the 53rd week included in the year-ago period, which represented approximately $18 million. SG&A expenses as a percentage of net sales increased primarily due to the de-leveraging effect of lower comparable sales.

Operating (loss) income
Operating loss on a GAAP basis for the fourth quarter of Fiscal 2017 was $9 million compared to operating income of $65 million in the year-ago period. The decrease reflects the lower operating results discussed above and costs associated with the Company's Change for Growth transformation program, along with the 53rd week included in the year-ago period, which represented approximately $27 million.

Effective tax rate
For the three months ended July 29, 2017, the Company recorded a tax benefit of $17 million on a pre-tax loss of $33 million. The effective tax rate for the quarter was higher than the statutory tax rate primarily due to the impact of permanent items and the effect of state and local taxes.

Net (loss) income and net (loss) earnings per diluted share
The Company reported a Net loss of $16 million, or $0.08 per diluted share in the fourth quarter of Fiscal 2017, compared to Net income of $14 million in the year-ago period, or $0.07 per diluted share, which included the impact of approximately $15 million of income, or $0.08 per diluted share from the 53rd week in our reporting calendar.

Fiscal Fourth Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the fourth quarter of Fiscal 2017 with Cash and cash equivalents of $326 million. Of this amount, approximately $224 million was held outside of the U.S.

Inventories
The Company ended the fourth quarter of Fiscal 2017 with inventory of $639 million, down 2% from $649 million at the end of the year-ago period.

Capital expenditures
Capital expenditures totaled $51 million in the fourth quarter of Fiscal 2017.

Debt
The Company ended the fourth quarter of Fiscal 2017 with total debt of $1.597 billion, which represents the remaining balance on its $1.8 billion term loan used to acquire ANN. The Company ended the fourth quarter with no borrowings outstanding under the Company's revolving credit facility.

Fiscal Year 2018 First Quarter Outlook

Fiscal year 2018 first quarter non-GAAP earnings per share are estimated in the range of $0.08 to $0.13, supported by the following assumptions:

- Net sales in the range of $1.58 to $1.62 billion;
- Comparable sales in the range of down 4% to down 5%;
- Gross margin rate in the range of 60.8% to 61.3%;
- Depreciation and amortization expense of approximately $90 million;
- Operating income in the range of $55 to $70 million;
- Interest expense of approximately $24 million;
- Effective tax rate of approximately 50%; and
- Diluted share count of 196 million.

At this point in time, the Company is not issuing full year guidance for Fiscal 2018 earnings per share due to limited visibility to macro trends impacting sales. The following assumptions can be used for full year fiscal 2018:

- Gross margin rate in the range of 58.1% to 58.6%, including approximately $30 million of gross margin dollar improvement related to ANN deal synergies and cost savings;

- Transformation and synergy-related operating expense reductions of approximately $120 million, which will be partially offset by inflationary pressure of 2.0% to 2.5% on our operating expense base;
- Depreciation and amortization in the range of $358 to $363 million;
- Interest expense in the range of $100 to $105 million;
- Capital expenditures in the range of $190 to $220 million, with roughly two-thirds of planned spending on technology investments;
- Diluted share count of 197 million; and
- Store count in the range of 4,600 to 4,650 by the end of fiscal 2018.

Real Estate

The Company's store information on a brand-by-brand basis for the fourth quarter is as follows:

	Quarter Ended July 29, 2017
	Store Locations Beginning of Q4	Store Locations Opened	Store Locations Closed	Store Locations End of Q4
Ann Taylor	325	1	(4)	322
LOFT	674	10	(6)	678
maurices	1,012	2	(9)	1,005
dressbarn	791	—	(12)	779
Lane Bryant	767	—	(3)	764
Catherines	363	—	(4)	359
Justice	918	—	(18)	900
Total	4,850	13	(56)	4,807

Conference Call Information

The Company will conduct a conference call today, September 25, 2017, at 4:30 PM Eastern Time to review its fourth quarter and full year Fiscal 2017 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 930-8316 prior to the start time, the conference ID is 82349149. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until October 2, 2017 by dialing (855) 859-2056, the conference ID is 82349149, and until October 25, 2017 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. Such items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges incurred under the Company's Change for Growth initiative, (iii) non-cash charges associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, primarily reflecting inventory expense, depreciation and amortization expense, and lease-related adjustments, (iv) non-cash impairment charges of goodwill and other intangible assets and (v) the impact of the 53rd week included in the fourth quarter of the year-ago period. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income (loss) and Net income (loss) per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP EPS, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measures, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, acquisition and integration related expenses, asset impairments and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude these items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments, such as actions under the Company's Change for Growth transformation program, or acquisition and integration expenses, are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

About ascena retail group, inc.

ascena retail group, inc. (NASDAQ:ASNA) is a leading national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion segment (Ann Taylor, LOFT, and Lou & Grey), Value Fashion segment (maurices and dressbarn), Plus Fashion segment (Lane Bryant and Catherines), and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. operates ecommerce websites and approximately 4,800 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, LOFT.com, louandgrey.com, maurices.com, dressbarn.com, lanebryant.com, Catherines.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	James Palczynski	Sue Ross
	Partner	Corporate Affairs
	(203) 682-8229	(218) 491-2110
	jp@icrinc.com	sue.ross@ascenaretail.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Three Months Ended
	July 29, 2017	% of Net Sales	July 30, 2016	% of Net Sales
Net sales	$1,658.1	100.0%	$1,812.3	100.0%
Cost of goods sold	(706.7)	(42.6)%	(771.0)	(42.5)%
Gross margin	951.4	57.4%	1,041.3	57.5%
Other costs and expenses:
Buying, distribution and occupancy expenses	(320.2)	(19.3)%	(328.3)	(18.1)%
Selling, general and administrative expenses	(499.7)	(30.1)%	(540.4)	(29.8)%
Acquisition and integration expenses	(7.8)	(0.5)%	(10.5)	(0.6)%
Restructuring and other related charges	(33.9)	(2.0)%	—	—%
Impairment of goodwill	—	—%	—	—%
Impairment of intangible assets	—	—%	—	—%
Depreciation and amortization expense	(98.3)	(5.9)%	(96.9)	(5.3)%
Operating (loss) income	(8.5)	(0.5)%	65.2	3.6%
Interest expense	(26.1)	(1.6)%	(27.6)	(1.5)%
Interest income and other income (expense), net	1.7	0.1%	(0.3)	—%
(Loss) income before benefit (provision) for income taxes	(32.9)	(2.0)%	37.3	2.1%
Benefit (provision) for income taxes	17.1	1.0%	(23.5)	(1.3)%
Net (loss) income	$(15.8)	(1.0)%	$13.8	0.8%

Net (loss) income per common share:
Basic	$(0.08)		$0.07
Diluted	$(0.08)		$0.07

Weighted average common shares outstanding:
Basic	195.1		194.1
Diluted	195.1		195.1

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	Twelve Months Ended
	July 29, 2017	% of Net Sales	July 30, 2016	% of Net Sales
Net sales	$6,649.8	100.0%	$6,995.4	100.0%
Cost of goods sold	(2,790.2)	(42.0)%	(3,066.7)	(43.8)%
Gross margin	3,859.6	58.0%	3,928.7	56.2%
Other costs and expenses:
Buying, distribution and occupancy expenses	(1,274.3)	(19.2)%	(1,286.5)	(18.4)%
Selling, general and administrative expenses	(2,068.5)	(31.1)%	(2,112.3)	(30.2)%
Acquisition and integration expenses	(39.4)	(0.6)%	(77.4)	(1.1)%
Restructuring and other related charges	(81.9)	(1.2)%	—	—%
Impairment of goodwill	(596.3)	(9.0)%	—	—%
Impairment of intangible assets	(728.1)	(10.9)%	—	—%
Depreciation and amortization expense	(384.9)	(5.8)%	(358.7)	(5.1)%
Operating (loss) income	(1,313.8)	(19.8)%	93.8	1.3%
Interest expense	(102.2)	(1.5)%	(103.3)	(1.5)%
Interest income and other income, net	1.8	—%	0.4	—%
Gain on extinguishment of debt	—	—%	0.8	—%
Loss before benefit (provision) for income taxes	(1,414.2)	(21.3)%	(8.3)	(0.1)%
Benefit (provision) for income taxes	346.9	5.2%	(3.6)	(0.1)%
Net loss	$(1,067.3)	(16.1)%	$(11.9)	(0.2)%

Net loss per common share:
Basic	$(5.48)		$(0.06)
Diluted	$(5.48)		$(0.06)

Weighted average common shares outstanding:
Basic	194.8		192.2
Diluted	194.8		192.2

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	July 29, 2017	July 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$325.6	$371.8
Inventories	639.3	649.3
Prepaid expenses and other current assets	157.4	218.9
Total current assets	1,122.3	1,240.0
Property and equipment, net	1,437.6	1,630.1
Goodwill	683.0	1,279.3
Other intangible assets, net	532.4	1,268.7
Other assets	96.2	88.2
Total assets	$3,871.5	$5,506.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$411.6	$429.4
Accrued expenses and other current liabilities	352.9	413.7
Deferred income	121.5	110.0
Income taxes payable	7.1	6.6
Current portion of long-term debt	44.0	54.0
Total current liabilities	937.1	1,013.7
Long-term debt	1,494.1	1,594.5
Lease-related liabilities	348.3	387.1
Deferred income taxes	79.3	442.2
Other non-current liabilities	191.7	205.5
Total liabilities	3,050.5	3,643.0
Equity	821.0	1,863.3
Total liabilities and equity	$3,871.5	$5,506.3

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net sales:
Premium Fashion (a)	$599.4	$617.1	$2,322.6	$2,330.9
Value Fashion	479.4	540.4	1,950.2	2,094.6
Plus Fashion	360.3	410.3	1,353.9	1,463.6
Kids Fashion	219.0	244.5	1,023.1	1,106.3
Total net sales	$1,658.1	$1,812.3	$6,649.8	$6,995.4

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Operating (loss) income:
Premium Fashion (a)(b)	$52.4	$45.7	$140.9	$13.3
Value Fashion	(3.2)	22.4	12.2	92.0
Plus Fashion	9.0	23.2	15.5	36.9
Kids Fashion	(25.0)	(15.6)	(36.7)	29.0
Unallocated acquisition and integration expenses	(7.8)	(10.5)	(39.4)	(77.4)
Unallocated restructuring and other related charges	(33.9)	—	(81.9)	—
Unallocated impairment of goodwill (c)	—	—	(596.3)	—
Unallocated impairment of intangible assets (c)	—	—	(728.1)	—
Total operating (loss) income	$(8.5)	$65.2	$(1,313.8)	$93.8

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Non-GAAP adjusted operating income:
Premium Fashion (b) (d)	$63.0	$58.1	$184.8	$179.8
Value Fashion (a)	(3.2)	13.6	12.2	83.2
Plus Fashion (a)	9.0	16.1	15.5	29.8
Kids Fashion (a)	(25.0)	(26.6)	(36.7)	18.0
Total non-GAAP adjusted operating income	$43.8	$61.2	$175.8	$310.8
(a) Results for the twelve months ended July 30, 2016 include the post-acquisition results of ANN, which was acquired on August 21, 2015. Accordingly, ANN's results for Fiscal 2016 have been included herein for the post-acquisition period from August 22, 2015 to July 30, 2016. Results for the Premium Fashion segment for the fourth quarter of Fiscal 2016 reflect 13 weeks of operations whereas results for the Company's other brands for the fourth quarter of Fiscal 2016 reflect 14 weeks of operations. All segments of the Company are on the same fiscal calendar as of the end of Fiscal 2016. Results for the additional week are excluded from non-GAAP adjusted operating income. Reference is made to Notes 1 and 2 of the Unaudited Condensed Consolidated Financial Information.
(b) Operating (loss) income includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value. For the three months and twelve months ended July 29, 2017, adjustments of $10.6 and $43.9, respectively, primarily consist of depreciation and amortization associated with the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. For the three and twelve months ended July 30, 2016, adjustments of $12.4 and $165.2, respectively, primarily consist of the impact of non-cash inventory expense associated with the purchase accounting adjustment of ANN's inventory to fair market value, and depreciation and amortization expense associated with the write-up of ANN's customer relationships and property and equipment. These items have been excluded from the non-GAAP adjusted operating income. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating (loss) income on a GAAP basis to non-GAAP adjusted operating income.
(c) Includes the impact of non-cash impairments of goodwill and other intangible assets by segment as follows: $428.9 of goodwill and $566.3 of other intangible assets at the Premium Fashion segment, $107.2 of goodwill at the Value Fashion segment, and $60.2 of goodwill and $161.8 of other intangible assets at the Plus Fashion segment. These items have been excluded from the non-GAAP adjusted operating income. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating (loss) income on a GAAP basis to non-GAAP adjusted operating income.
(d) Results for the twelve months ended July 30, 2016 include $1.3 reflecting ANN's operating income for the three-week stub period from the end of their last fiscal quarter prior to the acquisition date through the acquisition date. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating (loss) income on a GAAP basis to non-GAAP adjusted operating income.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information
(millions, except per share data)

Note 1. Basis of Presentation

On August 21, 2015, the Company acquired 100% of the outstanding common stock of ANN INC. ("ANN"). ANN, which comprises the operations of the Company's Premium Fashion segment, utilizes a 52-53 week fiscal year following the National Retail Federation calendar. Accordingly, ANN's results for Fiscal 2016 have been included herein for the post-acquisition period from August 22, 2015 to July 30, 2016.
Fiscal Year
The Company utilizes a 52-53 week fiscal year ending on the last Saturday in July. As such, fiscal year 2017 ended on July 29, 2017 and reflected a 52-week period ("Fiscal 2017") and fiscal year 2016 ended on July 30, 2016 and reflected a 53-week period (“Fiscal 2016"). Results of the Company's ANN segment for the fourth quarter of Fiscal 2016 reflect a 13-week period, whereas results for the Company's other brands for the fourth quarter of Fiscal 2016 reflect a 14-week period. The effect of ANN's one-week reporting period difference is not material to the condensed consolidated financial statements for either the three or twelve months ended July 30, 2016. As of the end of Fiscal 2016, all of the Company's brands have the same fiscal period end.

Note 2. Reconciliation of Non-GAAP Financial Measures

As noted above, the comparability of the Company's operational results reported in accordance with U.S. generally accepted accounting principles ("GAAP") for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) acquisition and integration expenses, (ii) restructuring, tangible asset impairments and other related charges incurred under the Company's Change for Growth initiative, (iii) non-cash charges associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value, primarily reflecting inventory expense, depreciation and amortization expense, and lease-related adjustments, and (iv) non-cash impairment charges of goodwill and other intangible assets.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income (loss) and Net income (loss) per common share, as well as other measures of financial performance and liquidity reported in accordance with GAAP.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Gross margin, BD&O expense, SG&A expense, Operating (loss) income, Income tax benefit (provision), Net (loss) income, Diluted net (loss) income per common share and earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") to Net (loss) income for all periods presented.

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net sales - reported GAAP basis	$1,658.1	$1,812.3	$6,649.8	$6,995.4
Impact of non-cash purchase accounting adjustments (a)	0.7	1.1	2.7	3.2
Impact of ANN prior to August 21, 2015 (b)	—	—	—	122.0
Estimated impact of the 53rd week (c)	—	(82.4)	—	(82.4)

Non-GAAP Net sales	$1,658.8	$1,731.0	$6,652.5	$7,038.2

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Cost of goods sold - reported GAAP basis	(706.7)	$(771.0)	$(2,790.2)	$(3,066.7)
Impact of non-cash purchase accounting adjustments (a)	—	—	—	126.9
Impact of ANN prior to August 21, 2015 (b)	—	—	—	(47.5)
Estimated impact of the 53rd week (c)	—	34.1	—	34.1

Non-GAAP Cost of goods sold	$(706.7)	$(736.9)	$(2,790.2)	$(2,953.2)

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Buying, distribution & occupancy expense - reported GAAP basis	$(320.2)	$(328.3)	$(1,274.3)	$(1,286.5)
Impact of non-cash purchase accounting adjustments (a)	0.4	0.8	2.8	(0.6)
Impact of ANN prior to August 21, 2015 (b)	—	—	—	(27.4)
Estimated impact of the 53rd week (c)	—	3.2	—	3.2

Non-GAAP Buying, distribution & occupancy expense	$(319.8)	$(324.3)	$(1,271.5)	$(1,311.3)

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Selling, general & administrative expense - reported GAAP basis	$(499.7)	$(540.4)	$(2,068.5)	$(2,112.3)
Impact of non-cash purchase accounting adjustments (a)	1.7	1.6	6.3	4.9
Impact of ANN prior to August 21, 2015 (b)	—	—	—	(39.9)
Estimated impact of the 53rd week (c)	—	18.2	—	18.2

Non-GAAP Selling, general & administrative expense	$(498.0)	$(520.6)	$(2,062.2)	$(2,129.1)

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Operating (loss) income - reported GAAP basis	$(8.5)	$65.2	$(1,313.8)	$93.8
Impact of non-cash purchase accounting adjustments (a)	10.6	12.4	43.9	165.2
Impact of ANN prior to August 21, 2015 (b)	—	—	—	1.3
Estimated impact of the 53rd week (c)	—	(26.9)	—	(26.9)
Impairment of goodwill and other intangible assets (d)	—	—	1,324.4	—
Acquisition and integration expenses (e)	7.8	10.5	39.4	77.4
Restructuring and other related charges (f)	33.9	—	81.9	—

Non-GAAP Operating income	$43.8	$61.2	$175.8	$310.8

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Income tax benefit (provision) - reported GAAP basis	$17.1	$(23.5)	$346.9	$(3.6)
Income tax impact of non-GAAP adjustments (g)	(26.2)	4.2	(380.1)	(80.6)

Non-GAAP income tax provision	$(9.1)	$(19.3)	$(33.2)	$(84.2)

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net (loss) income - reported GAAP basis	$(15.8)	$13.8	$(1,067.3)	$(11.9)
Impact of non-cash purchase accounting adjustments (a)	10.6	12.4	43.9	165.2
Impact of ANN prior to August 21, 2015 (b)	—	—	—	(5.6)
Estimated impact of the 53rd week (c)	—	(25.2)	—	(25.2)
Impairment of goodwill and other intangible assets (d)	—	—	1,324.4	—
Acquisition and integration expenses (e)	7.8	10.5	39.4	77.4
Restructuring and other related charges (f)	33.9	—	81.9	—
Gain on extinguishment of debt	—	—	—	(0.8)
Income tax impact of non-GAAP adjustments (g)	(26.2)	4.2	(380.1)	(80.6)

Non-GAAP Net income	$10.3	$15.7	$42.2	$118.5

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Diluted net (loss) income per common share - reported GAAP basis	$(0.08)	$0.07	$(5.48)	$(0.06)

Per share impact of non-cash purchase accounting adjustments (a)	0.05	0.06	0.22	0.84
Per share impact of ANN prior to August 21, 2015 (b)	—	—	—	(0.03)
Per share estimated impact of the 53rd week (c)	—	(0.12)	—	(0.12)
Per share impact of impairment of goodwill and other intangible assets (d)	—	—	6.80	—
Per share impact of acquisition and integration related expenses (e)	0.04	0.05	0.20	0.40
Per share impact of restructuring and other related charges (f)	0.17	—	0.42	—
Per share income tax impact of non-GAAP adjustments (g)	(0.13)	0.02	(1.94)	(0.41)
Per share impact of ANN acquisition on EPS (h)	—	—	—	(0.02)

Non-GAAP diluted net income per common share (h)(i)	$0.05	$0.08	$0.22	$0.60

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Adjusted EBITDA	$134.3	$149.2	$528.6	$644.6
Impact of non-cash purchase accounting adjustments (a)	(2.8)	(3.5)	(11.8)	(7.5)
Non-cash expense associated with the write-up of ANN's inventory to fair market value (a)	—	—	—	(126.9)
Impact of ANN prior to August 21, 2015 (b)	—	—	—	(7.2)
Estimated impact of the 53rd week (c)	—	26.9	—	26.9
Impact of goodwill and intangible assets impairment (d)	—	—	(1,324.4)	—
Acquisition and other integration expenses (e)	(7.8)	(10.5)	(39.4)	(77.4)
Restructuring and other related charges (f)	(33.9)	—	(81.9)	—
Depreciation and amortization expense	(98.3)	(96.9)	(384.9)	(358.7)
Operating (loss) income	(8.5)	65.2	(1,313.8)	93.8
Interest expense	(26.1)	(27.6)	(102.2)	(103.3)
Interest income and other income (expense), net	1.7	(0.3)	1.8	0.4
Gain on extinguishment of debt	—	—	—	0.8
(Loss) income before benefit (provision) for income taxes	(32.9)	37.3	(1,414.2)	(8.3)
Benefit (provision) for income taxes	17.1	(23.5)	346.9	(3.6)
Net (loss) income	$(15.8)	$13.8	$(1,067.3)	$(11.9)

(a) Includes the impact of non-cash expenses associated with the purchase accounting adjustments of ANN's assets and liabilities to fair market value such as adjustments to Cost of goods sold related to the write-up of ANN's inventory, depreciation and amortization related to the write-up of ANN's customer relationships and property and equipment and other purchase accounting adjustments, which are primarily lease-related. Amounts recorded in each period presented are as follows:

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net sales	$0.7	$1.1	$2.7	$3.2
Cost of goods sold	—	—	—	126.9
Other operating expenses	2.1	2.4	9.1	4.3
Depreciation and amortization	7.8	8.9	32.1	30.8
	$10.6	$12.4	$43.9	$165.2

(b) Represents ANN's results for the three-week stub period from the end of their last fiscal quarter prior to the acquisition date through the acquisition date and has been adjusted to exclude transaction-related expenses incurred by ANN resulting from the acquisition.

(c) GAAP results for Fiscal 2016 reflect a 53-week period whereas our normal annual results reflect a 52-week period. As a result of the 53rd week, the fourth quarter of Fiscal 2016 reflects results for a 14-week period. To enhance comparability between periods, we have presented results that reflect both a 52-week and a 53-week period. The adjustment included herein reflects the results of the 53rd week period.

(d) Represents the impact of non-cash impairments of goodwill and other intangible assets by segment as follows: $428.9 of goodwill and $566.3 of other intangible assets at the Premium Fashion segment, $107.2 of goodwill at the Value Fashion segment, and $60.2 of goodwill and $161.8 of other intangible assets at the Plus Fashion segment.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

(e)
Primarily reflects costs related to the ANN acquisition including severance and retention-related expenses, settlement charges and professional fees related to a pension plan acquired in the ANN acquisition which was terminated in the second quarter of Fiscal 2017, legal, consulting and investment-banking related transaction costs and other integration costs to combine the operations and infrastructure of the ANN business into the Company's. Amounts recorded in each period presented are as follows:

	Three Months Ended		Twelve Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Severance and retention	$3.6	$3.8	$14.3	$37.5
ANN pension settlement	—	—	8.0	—
Transaction costs	—	(0.5)	—	20.8
Other integration expenses	4.2	7.2	17.1	19.1
	$7.8	$10.5	$39.4	$77.4

(f) For the three and twelve months ended July 29, 2017 primarily reflects costs incurred under the Company's Change for Growth transformation program. Expenses for the three months ended July 29, 2017 include $13.2 of severance and related expenses, $10.0 for asset impairments and lease termination payments related to planned store closures and $10.7 for professional fees. For the twelve months ended July 29, 2017 expenses include $33.2 of severance and related expenses, $15.3 for asset impairments and lease termination payments related to planned store closures and $33.4 for professional fees.

(g) Non-GAAP income tax benefit (provision) is calculated based on the full year effective tax rate for non-GAAP net income.

(h) Reflects the impact on EPS of using 195.1 million weighted average common shares for both GAAP net income per diluted common share and adjusted net income per diluted common share for the three months ended July 30, 2016. For the twelve months ended July 30, 2016, reflects the impact on EPS of using 196.0 million weighted average common shares for adjusted net income per diluted common share compared to the 192.2 million used to calculate EPS on a reported GAAP basis. The weighted average number of diluted common shares on an adjusted basis reflects the dilutive effect of stock options and other securities, which were excluded from the reported GAAP amount due to the net loss reported during the period.

(i) Reflects the impact on EPS of using 196.3 and 195.7 million weighted average common shares for the three and twelve months ended July 29, 2017, respectively, for adjusted net income per diluted common share. The weighted average number of diluted common shares on an adjusted basis reflects the dilutive effect of stock options and other securities, which were excluded from the reported GAAP amount due to the net loss reported during the period.